Exhibit 8.1
September 21, 2005
Board of Trustees
U-Store-It Trust
6745 Engle Road
Suite 300
Cleveland, Ohio 44130
Ladies and Gentlemen:
     We have acted as tax counsel to U-Store-It Trust, a Maryland real estate investment trust (the “Company”), and U-Store-It, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the issuance and sale of common shares of beneficial interest of the Company, as more fully described in the Company’s registration statement on Form S-11 (File No. 333-128261) initially filed with the Securities and Exchange Commission on September 12, 2005, as amended through the date hereof (the “Registration Statement), which includes the prospectus of the Company (the “Prospectus”). In connection with the Registration Statement, you have asked us to provide you with the opinions set forth below.
Basis for Opinions
     The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to changes (which may apply retroactively) that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, although we believe that our opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.
     In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including (but not limited to) the following:

U-Store-It Trust
September 21, 2005

     (1) the Prospectus;
     (2) the Amended and Restated Declaration of Trust of the Company dated October 19, 2004, as amended through the date hereof (the “Declaration of Trust”);
     (3) the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated October 27, 2004, as amended through the date hereof;
     (4) the documents relating to the various transactions pursuant to which the Company acquired an interest in the Operating Partnership, its properties and subsidiaries, and U-Store-It Mini Warehouse Co. in October 2004 (the “Formation Transactions”);
     (5) the Marketing and Ancillary Services Agreement by and among YSI Management LLC, the Operating Partnership and U-Store-It Mini Warehouse Co., dated October 27, 2004, as amended through the date hereof; and
     (6) such other documents as we deemed necessary or appropriate.
     We have relied, and the opinions set forth in this letter also are premised, on certain written factual representations of the Company and the Operating Partnership contained in a letter to us dated September 21, 2005 (the “Management Representation Letter”).
     We have made such legal and factual inquiries, including an examination of the documents set forth above, including the Prospectus and the Management Representation Letter, as we have deemed necessary or appropriate for purposes of rendering our opinions. For purposes of rendering our opinions, however, we have not made an independent investigation or audit of the facts set forth in the above referenced documents, including, without limitation, the Prospectus and Management Representation Letter. We consequently have relied upon the representation in the Management Representation Letter that the factual information presented in such documents or otherwise furnished to us is accurate and complete and have assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not aware, however, of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein. Finally, our opinions are limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company or the Operating Partnership.
     In connection with our opinions, we have assumed, with your consent:
     (1) that all of the factual representations and statements set forth in the documents (including, without limitation, the Management Representation Letter) we reviewed are true and correct, and all of the obligations imposed by any such documents on

U-Store-It Trust
September 21, 2005

the parties thereto, including, obligations imposed under the Declaration of Trust, have been and will be performed or satisfied in accordance with their terms;
     (2) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made; and
     (3) that the Operating Partnership and each of the partnership and corporate subsidiaries of the Company has been and will continue to be operated in the manner described in the relevant partnership agreement, articles (or certificate) of incorporation or other organizational documents and in the Prospectus and the Management Representation Letter.
Opinions
     Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:
     (1) the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code for its taxable year ended December 31, 2004, and the Company’s current and proposed method of operation (as described in the Management Representation Letter and in the Prospectus) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and
     (2) the Operating Partnership will be treated for federal income tax purposes as a partnership and not an association taxable as a corporation; and
     (3) the portions of the discussion in the Prospectus under the caption “Material United States Federal Income Tax Considerations” that describe applicable U.S. federal income tax law are correct in all material respects as of the date hereof.
     We assume no obligation to advise you of any changes in our opinions or of any new developments in the application or interpretation of the federal income tax laws subsequent to the date of this opinion letter. The Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. We will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company, the sources of its income, the nature of its assets, the level of the Company’s

U-Store-It Trust
September 21, 2005

distributions to its stockholders and the diversity of the Company’s stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.
     We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to Hogan & Hartson, L.L.P. under the caption “Material United States Federal Income Tax Considerations” in the Prospectus. In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended.
     This opinion letter has been prepared for your use in connection with the filing of the Registration Statement and speaks as of the date hereof.

Very truly yours,
/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.